UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3972986 (I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 600
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2009, Compass Minerals International, Inc. (the “Company”) entered into an indemnification agreement with each of its directors (the “Indemnification Agreement”).  The Company’s directors are Angelo C. Brisimitzakis, Bradley J. Bell, David J. D’Antoni, Richard S. Grant, Perry W. Premdas, Allan R. Rothwell, and Timothy R. Snider.

The Indemnification Agreement supplements existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the Indemnification Agreement.  The Indemnification Agreement also establishes processes and procedures for indemnification claims, advancement of expenses, and other determinations with respect to indemnification.

The preceding description is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
	10.1	—	Form of Indemnification Agreement for Directors of Compass Minerals International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President, Chief Financial Officer

Dated: March 26, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1(a)	Form of Indemnification Agreement for Directors of Compass Minerals International, Inc.

(a)	Filed herewith.